Exhibit 99.1

NextNav Inc. Reports Third Quarter 2021 Results

Successfully Closed Business Combination with Spartacus Acquisition Corporation

Signed Major Partnerships with Industry Leaders Including Qualcomm Technologies, Atlas: Earth and

MetCom; Launched Unreal Engine Plug-In

Year-to-Date Revenue Up 60% Year-over-Year on Growing Customer and Platform Adoption

MCLEAN, VA  – November 15, 2021 – NextNav Inc. (NASDAQ: NN) (“NextNav” or the “Company”), a leader in next generation GPS and 3D geolocation, today reported financial results for NextNav’s third quarter ended September 30, 2021 achieved prior to the completion of the company’s business combination with Spartacus Acquisition Corp. on October 28, 2021.

Ganesh Pattabiraman, NextNav Co-founder and CEO, stated, “We are thrilled to have successfully completed our business combination with Spartacus Acquisition Corp., and to now be a publicly traded company. Year-to-date, our revenue was up 60% year-over-year, driven by an accelerating pace of platform adoption and associated integration revenue. We continue to see growth in companies’ desire to add floor level vertical mobility, which we believe will position us well as we continue to execute on our strategic growth priorities. I feel confident in where the business stands today, and I am excited about our growth trajectory moving forward.”

Operational Highlights:

●	Public Market Debut: Completed the business combination between NextNav and Spartacus Acquisition Corp. with $231 million in gross proceeds and began trading on Nasdaq as “NN” on October 29th, 2021. The completion of the transaction followed a successful PIPE process with blue-chip, long-term investors.
●	Qualcomm Technologies Inc.: Collaboration with Qualcomm enables NextNav’s Pinnacle 911 z-axis software and network-based services for use with the Qualcomm Location Suite, making it easy for device/OEM vendors to integrate z-axis capabilities into existing carrier infrastructure for 911 purposes.
●	MetCom Co., Ltd.: MetCom, a joint venture with Sony and Kyocera, began a pilot program for high-precision vertical positioning services leveraging NextNav’s vertical location service, Pinnacle, in select areas of Tokyo in September 2021.
●	Unreal Engine Plug-In: NextNav launched its Unreal Plug-In in August 2021, after being awarded an Epic MegaGrant from Epic Games. This plug-in allows developers to unlock the full potential of 3D location across any application created with the Unreal Engine.
●	Atlas: Earth: NextNav’s Pinnacle plug-in has been integrated into Atlas Gaming’s immersive game, Atlas: Earth, developed on the Unity Engine, to deliver precise vertical location, enabling users to record visits to locations such as the top floor of the Empire State Building.
●	Demonstrates Industry Leading GPS-Free PNT Network in DHS Trial: NextNav successfully demonstrated the timing precision and resilience of its terrestrial Position, Navigation, and Timing (PNT) system, TerraPoiNT, in an evaluation by the Science & Technology Directorate of the Department of Homeland Security. The industry-first trial tested the timing redundancy of the TerraPoiNT system in a number of scenarios, including instances of GPS outages, spoofing, and jamming.

Three and Nine Months Ended September 30, 2021 Financial Highlights:

●	Revenue: increased 38% year-over-year to $0.3 million in the three months ended September 30, 2021, increased 60% year-over-year to $0.7 million in the nine months ended September 30, 2021, primarily driven by increased revenue from contracts with commercial customers.
●	Operating Loss: was $(7.0) million in the three months ended September 30, 2021, as compared to $(5.4) million in the prior year period and $(28.3) million in the nine months ended September 30, 2021, as compared to $(16.5) million in the prior year period.
●	Net Loss: was $(32.4) million in the three months ended September 30, 2021, driven by a change in fair value of warrants, as compared to $(6.8) million in the prior year period and $(98.5) million in the nine months ended September 30, 2021, driven by a change in fair value of warrants, as compared to $(23.4) million in the prior year period.
●	Balance Sheet: As of September 30, 2021, the Company’s debt balance was $91.4 million, including paid-in-kind interest and accrued cash interest, and cash balance was $1.6 million. Immediately following the business combination with Spartacus Acquisition Corp., the Company is debt free and realized net proceeds of approximately $104.2 million.

Basis of Presentation

The financial information for the three and nine months ended September 30, 2021 and the three and nine months ended September 30, 2020 included in this press release reflects, and is based upon, information of NextNav Holdings, LLC prior to giving effect to the business combination with Spartacus Acquisition Corporation completed on October 28, 2021.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 PM EST on November 15, 2021 to discuss its financial results for the third quarter 2021 and business outlook. To access the call, please register by visiting the following website: https://www.incommglobalevents.com/registration/q4inc/9263/nextnav-q3/#3921-earnings/.

Upon registering, each participant will be provided with call details and a registrant ID. The webcast will be accessible for at least 30 days on NextNav’s investor relations website at https://ir.nextnav.com.

A replay of the call can also be accessed via phone through November 22, 2021, by dialing (866) 813-9403 from the U.S., or +44 204 525 0658 from outside the U.S. The conference I.D. number is 348545.

About NextNav Inc.

NextNav (NASDAQ: NN) provides next generation GPS. NextNav Pinnacle uses highly accurate vertical positioning to transform location services so they reflect the 3D world around us. NextNav TerraPoiNT system keeps critical infrastructure resilient with reliable Position, Navigation and Timing services in the absence of GPS. With carrier-grade dependability and a rapidly expanding nationwide service footprint, NextNav is driving a whole new ecosystem for geolocation applications and services.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements about NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation GPS platform, the business plans, objectives, expectations and intentions of NextNav, NextNav’s partnerships and the potential success thereof and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the ability of NextNav to continue to meet Nasdaq’s listing standards following the consummation of the business combination; (2) the risk that the consummation of the business combination disrupts current plans and operations of NextNav; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of NextNav to grow and manage growth profitably, maintain relationships with partners, customers and suppliers, and the ability to retain its management and key employees; (4) the ability to generate and effectively deploy capital in line with its business strategies; (5) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors (including the impacts of the ongoing COVID-19 coronavirus pandemic); (6) the outcome of any legal proceedings that may be instituted against NextNav following the business combination; and (7) other risks and uncertainties indicated from time to time in other documents filed with the Securities and Exchange Commission by NextNav. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NN-FIN

Contacts

Investors:

Whit Clay
Sloane & Company
wclay@sloanepr.com
917-601-6012

Erica Bartsch
Sloane & Company
ebartsch@sloanepr.com
917-232-2718

Media:

Chelsea Hoedl
LaunchSquad PR
NextNav@launchsquad.com
248-425-1465

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